Exhibit 99.1
Alphabet Announces Fourth Quarter and Fiscal Year 2023 Results
MOUNTAIN VIEW, Calif. – January 30, 2024 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter and fiscal year ended December 31, 2023.
Sundar Pichai, CEO, said: “We are pleased with the ongoing strength in Search and the growing contribution from YouTube and Cloud. Each of these is already benefiting from our AI investments and innovation. As we enter the Gemini era, the best is yet to come.”
Ruth Porat, President and Chief Investment Officer; CFO said: “We ended 2023 with very strong fourth quarter financial results, with Q4 consolidated revenues of $86 billion, up 13% year over year. We remain committed to our work to durably re-engineer our cost base as we invest to support our growth opportunities.”
Q4 2023 Financial Highlights
The following table summarizes our consolidated financial results for the quarters and years ended December 31, 2022 and 2023 (in millions, except for per share information and percentages).

	Quarter Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
	(unaudited)			(unaudited)
Revenues	$76,048	$86,310	$282,836	$307,394
Change in revenues year over year	1%	13%	10%	9%
Change in constant currency revenues year over year(1)	7%	13%	14%	10%

Operating income	$18,160	$23,697	$74,842	$84,293
Operating margin	24%	27%	26%	27%

Other income (expense), net	$(1,013)	$715	$(3,514)	$1,424

Net income	$13,624	$20,687	$59,972	$73,795
Diluted EPS	$1.05	$1.64	$4.56	$5.80
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” for more details.

Q4 2023 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended December 31,
	2022	2023
Google Search & other	$42,604	$48,020
YouTube ads	7,963	9,200
Google Network	8,475	8,297
Google advertising	59,042	65,517
Google subscriptions, platforms, and devices(1)	8,796	10,794
Google Services total	67,838	76,311
Google Cloud	7,315	9,192
Other Bets	226	657
Hedging gains (losses)	669	150
Total revenues	$76,048	$86,310

Total TAC	$12,925	$13,986

Number of employees	190,234	182,502
(1)    Formerly “Google other.”
Segment Operating Results

	Quarter Ended December 31,
	2022	2023
Operating income (loss):
Google Services	$20,222	$26,730
Google Cloud	(186)	864
Other Bets	(1,237)	(863)
Alphabet-level activities(1)	(639)	(3,034)
Total income from operations	$18,160	$23,697
(1)Formerly “corporate costs, unallocated.” In addition to the costs included in Alphabet-level activities, hedging gains (losses) related to revenue were $669 million and $150 million for the three months ended December 31, 2022 and 2023, respectively. For the quarter ended December 31, 2023, Alphabet-level activities included charges related to the reduction in force and our office space optimization efforts totaling $1.2 billion and $62 million in accelerated rent and accelerated depreciation.
Additional Information Relating to the Quarter Ended December 31, 2023 (unaudited)
Reductions in Our Workforce and Office Space
In January 2023, we announced a reduction of our workforce, and as a result we recorded employee severance and related charges of $2.1 billion for the twelve months ended December 31, 2023. In addition, we are taking actions to optimize our global office space. As a result, exit charges recorded during the three and twelve months ended December 31, 2023, were $1.2 billion and $1.8 billion, respectively. In addition to these exit charges, for the three and twelve months ended December 31, 2023, we incurred $62 million and $269 million, respectively, in accelerated rent and accelerated depreciation.

Severance and office space exit charges are included within our consolidated statements of income as follows (in millions):

	Quarter Ended December 31, 2023			Year Ended December 31, 2023
	Severance and Related	Office Space	Total	Severance and Related	Office Space	Total
Cost of revenues	$2	$235	$237	$479	$481	$960
Research and development	1	602	603	848	870	1,718
Sales and marketing	3	198	201	497	257	754
General and administrative	1	161	162	264	237	501
Total charges	$7	$1,196	$1,203	$2,088	$1,845	$3,933
For segment reporting, the substantial majority of these charges are included within Alphabet-level activities in our segment results.
Change in Useful Lives of Our Server and Network Equipment
In January 2023, we completed an assessment of the useful lives of our servers and network equipment and adjusted the estimated useful life of our servers from four years to six years and the estimated useful life of certain network equipment from five years to six years. This change in accounting estimate was effective beginning in fiscal year 2023, and the effect was a reduction in depreciation expense of $983 million and $3.9 billion and an increase in net income of $765 million and $3.0 billion, or $0.06 and $0.24 per basic and $0.06 and $0.24 per diluted share for the three and twelve months ended December 31, 2023, respectively.
Webcast and Conference Call Information
A live audio webcast of our fourth quarter 2023 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=b4alwdVvn4Q. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of January 30, 2024. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from GAAP net cash provided by operating activities to non-GAAP free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31,
	2022	2023
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,879	$24,048
Marketable securities	91,883	86,868
Total cash, cash equivalents, and marketable securities	113,762	110,916
Accounts receivable, net	40,258	47,964
Other current assets	10,775	12,650
Total current assets	164,795	171,530
Non-marketable securities	30,492	31,008
Deferred income taxes	5,261	12,169
Property and equipment, net	112,668	134,345
Operating lease assets	14,381	14,091
Goodwill	28,960	29,198
Other non-current assets	8,707	10,051
Total assets	$365,264	$402,392
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,128	$7,493
Accrued compensation and benefits	14,028	15,140
Accrued expenses and other current liabilities	37,866	46,168
Accrued revenue share	8,370	8,876
Deferred revenue	3,908	4,137
Total current liabilities	69,300	81,814
Long-term debt	14,701	13,253
Deferred revenue, non-current	599	911
Income taxes payable, non-current	9,258	8,474
Deferred income taxes	514	485
Operating lease liabilities	12,501	12,460
Other long-term liabilities	2,247	1,616
Total liabilities	109,120	119,013
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,849 (Class A 5,964, Class B 883, Class C 6,002) and 12,460 (Class A 5,899, Class B 870, Class C 5,691) shares issued and outstanding	68,184	76,534
Accumulated other comprehensive income (loss)	(7,603)	(4,402)
Retained earnings	195,563	211,247
Total stockholders’ equity	256,144	283,379
Total liabilities and stockholders’ equity	$365,264	$402,392

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
	(unaudited)			(unaudited)
Revenues	$76,048	$86,310	$282,836	$307,394
Costs and expenses:
Cost of revenues	35,342	37,575	126,203	133,332
Research and development	10,267	12,113	39,500	45,427
Sales and marketing	7,183	7,719	26,567	27,917
General and administrative	5,096	5,206	15,724	16,425
Total costs and expenses	57,888	62,613	207,994	223,101
Income from operations	18,160	23,697	74,842	84,293
Other income (expense), net	(1,013)	715	(3,514)	1,424
Income before income taxes	17,147	24,412	71,328	85,717
Provision for income taxes	3,523	3,725	11,356	11,922
Net income	$13,624	$20,687	$59,972	$73,795

Basic earnings per share of Class A, Class B, and Class C stock	$1.06	$1.66	$4.59	$5.84
Diluted earnings per share of Class A, Class B, and Class C stock	$1.05	$1.64	$4.56	$5.80
Number of shares used in basic earnings per share calculation	12,897	12,488	13,063	12,630
Number of shares used in diluted earnings per share calculation	12,947	12,602	13,159	12,722

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2023	2022	2023
	(unaudited)			(unaudited)
Operating activities
Net income	$13,624	$20,687	$59,972	$73,795
Adjustments:
Depreciation of property and equipment	3,602	3,316	13,475	11,946
Stock-based compensation expense	5,100	5,659	19,362	22,460
Deferred income taxes	(1,924)	(1,670)	(8,081)	(7,763)
(Gain) loss on debt and equity securities, net	1,663	(471)	5,519	823
Other	1,260	1,665	3,483	4,330
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(4,615)	(6,518)	(2,317)	(7,833)
Income taxes, net	1,446	(9,869)	584	523
Other assets	(778)	740	(5,046)	(2,143)
Accounts payable	(28)	427	707	664
Accrued expenses and other liabilities	3,424	4,317	3,915	3,937
Accrued revenue share	577	797	(445)	482
Deferred revenue	263	(165)	367	525
Net cash provided by operating activities	23,614	18,915	91,495	101,746
Investing activities
Purchases of property and equipment	(7,595)	(11,019)	(31,485)	(32,251)
Purchases of marketable securities	(11,621)	(28,436)	(78,874)	(77,858)
Maturities and sales of marketable securities	13,735	34,030	97,822	86,672
Purchases of non-marketable securities	(903)	(851)	(2,531)	(3,027)
Maturities and sales of non-marketable securities	19	204	150	947
Acquisitions, net of cash acquired, and purchases of intangible assets	(84)	(29)	(6,969)	(495)
Other investing activities	222	(66)	1,589	(1,051)
Net cash used in investing activities	(6,227)	(6,167)	(20,298)	(27,063)
Financing activities
Net payments related to stock-based award activities	(2,079)	(2,680)	(9,300)	(9,837)
Repurchases of stock	(15,407)	(16,191)	(59,296)	(61,504)
Proceeds from issuance of debt, net of costs	8,550	1,492	52,872	10,790
Repayments of debt	(8,718)	(1,929)	(54,068)	(11,550)
Proceeds from sale of interest in consolidated entities, net	25	0	35	8
Net cash used in financing activities	(17,629)	(19,308)	(69,757)	(72,093)
Effect of exchange rate changes on cash and cash equivalents	137	(94)	(506)	(421)
Net increase (decrease) in cash and cash equivalents	(105)	(6,654)	934	2,169
Cash and cash equivalents at beginning of period	21,984	30,702	20,945	21,879
Cash and cash equivalents at end of period	$21,879	$24,048	$21,879	$24,048

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended December 31,
	2022	2023
Revenues:
Google Services	$67,838	$76,311
Google Cloud	7,315	9,192
Other Bets	226	657
Hedging gains (losses)	669	150
Total revenues	$76,048	$86,310
Operating income (loss):
Google Services	$20,222	$26,730
Google Cloud	(186)	864
Other Bets	(1,237)	(863)
Alphabet-level activities	(639)	(3,034)
Total income from operations	$18,160	$23,697
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket; the sale of apps and in-app purchases and devices.
•Google Cloud includes infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of healthcare-related services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include AI-focused shared R&D activities, including development costs of our general AI models; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with reductions in our workforce and office space during 2023 were not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.
Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended December 31,
	2022	2023
Interest income	$659	$1,110
Interest expense	(90)	(69)
Foreign currency exchange gain (loss), net	(185)	(449)
Gain (loss) on debt securities, net	(176)	(115)
Gain (loss) on equity securities, net(1)	(1,487)	586
Performance fees	193	(45)
Income (loss) and impairment from equity method investments, net	(31)	(256)
Other	104	(47)
Other income (expense), net	$(1,013)	$715
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q4 2023, the net effect of the gain on equity securities of $586 million and the $45 million of performance fees related to certain investments increased the provision for income tax, net income, and diluted EPS by $114 million, $427 million, and $0.03, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended December 31, 2023
Net cash provided by operating activities	$18,915
Less: purchases of property and equipment	(11,019)
Free cash flow	$7,896
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended December 31, 2022 to the Quarter Ended December 31, 2023

			Quarter Ended December 31, 2023
					% Change from Prior Period
	Quarter Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
United States	$36,982	$41,995	$0	$41,995	14%		0%	14%
EMEA	21,762	25,010	1,105	23,905	15%		5%	10%
APAC	11,979	13,979	(90)	14,069	17%		0%	17%
Other Americas	4,656	5,176	(75)	5,251	11%		(2)%	13%
Revenues, excluding hedging effect	75,379	86,160	940	85,220	14%		1%	13%
Hedging gains (losses)	669	150
Total revenues(1)	$76,048	$86,310		$85,220	13%	(1)%	1%	13%
(1)Total constant currency revenues of $85.2 billion for the quarter ended December 31, 2023 increased $9.8 billion compared to $75.4 billion in revenues, excluding hedging effect for the quarter ended December 31, 2022.
Comparison from the Quarter Ended September 30, 2023 to the Quarter Ended December 31, 2023

			Quarter Ended December 31, 2023
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	September 30, 2023	December 31, 2023
United States	$36,354	$41,995	$0	$41,995	16%		0%	16%
EMEA	22,661	25,010	(508)	25,518	10%		(3)%	13%
APAC	13,126	13,979	(196)	14,175	6%		(2)%	8%
Other Americas	4,553	5,176	(151)	5,327	14%		(3)%	17%
Revenues, excluding hedging effect	76,694	86,160	(855)	87,015	12%		(1)%	13%
Hedging gains (losses)	(1)	150
Total revenues(1)	$76,693	$86,310		$87,015	13%	1%	(1)%	13%
(1)Total constant currency revenues of $87.0 billion for the quarter ended December 31, 2023 increased $10.3 billion compared to $76.7 billion in revenues, excluding hedging effect for the quarter ended September 30, 2023.

Comparison from the Year Ended December 31, 2022 to the Year Ended December 31, 2023

			Year Ended December 31, 2023
					% Change from Prior Period
	Year Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
United States	$134,814	$146,286	$0	$146,286	9%		0%	9%
EMEA	82,062	91,038	460	90,578	11%		1%	10%
APAC	47,024	51,514	(1,759)	53,273	10%		(3)%	13%
Other Americas	16,976	18,320	(654)	18,974	8%		(4)%	12%
Revenues, excluding hedging effect	280,876	307,158	(1,953)	309,111	9%		(1)%	10%
Hedging gains (losses)	1,960	236
Total revenues(1)	$282,836	$307,394		$309,111	9%	0%	(1)%	10%
(1)Total constant currency revenues of $309.1 billion for the year ended December 31, 2023 increased $28.2 billion compared to $280.9 billion in revenues, excluding hedging effect for the year ended December 31, 2022.
Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended December 31, 2021 to the Quarter Ended December 31, 2022

			Quarter Ended December 31, 2022
	Quarter Ended December 31,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2021	2022
Revenues excluding hedging effect	$75,122	$75,379	$(4,733)	$80,112	0%		(7)%	7%
Hedging gains (losses)	203	669
Total revenues	$75,325	$76,048		$80,112	1%	1%	(7)%	7%
Comparison from the Year Ended December 31, 2021 to the Year Ended December 31, 2022

			Year Ended December 31, 2022
					% Change from Prior Period
	Year Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2021	2022
Revenues excluding hedging effect	$257,488	$280,876	$(13,324)	$294,200	9%		(5)%	14%
Hedging gains (losses)	149	1,960
Total revenues	$257,637	$282,836		$294,200	10%	1%	(5)%	14%